IAS Reports Second Quarter 2022 Financial Results

Total revenue increased 34% to $100.3 million; programmatic revenue increased 51%

Net income of $2.0 million, or $0.01 per share at a 2% margin; adjusted EBITDA increased to $31.6 million at a 31% margin

NEW YORK – August 4, 2022 – Integral Ad Science Holding Corp. (Nasdaq: IAS), a global leader in digital media quality, today announced financial results for the second quarter ended June 30, 2022.

"We exceeded our outlook for the second quarter with 34% revenue growth and strong profitability," said Lisa Utzschneider, CEO of IAS. "Marketers trust IAS as an independent provider of verification, targeting, and optimization solutions. Our programmatic revenue grew 51% in the second quarter driven by continued adoption of Context Control.”
Second Quarter 2022 Financial Highlights
•Total revenue increased 34% to $100.3 million compared to $75.1 million in the prior-year period. Second quarter 2022 results include the contribution from Publica, acquired in the third quarter of 2021.

•Programmatic revenue was $47.9 million, a 51% increase compared to $31.8 million in the prior-year period.

•Advertiser direct revenue was $36.6 million, a 4% increase compared to $35.3 million in the prior-year period.

•Supply side revenue increased to $15.8 million compared to $8.0 million in the prior-year period.

•International revenue, excluding the Americas, was $31.6 million, a 7% increase compared to $29.6 million in the prior-year period, or 31% of total revenue for the second quarter of 2022.

•Gross profit was $82.2 million, a 32% increase compared to $62.2 million in the prior-year period. Gross profit margin was 82% for the second quarter of 2022.

•Net income was $2.0 million, or $0.01 per share, compared to a net loss of $(35.1) million, or $(0.26) per share, in the prior-year-period. Net income margin was 2% for the second quarter of 2022.

•Adjusted EBITDA* increased to $31.6 million, a 23% increase compared to $25.7 million in the prior-year period. Adjusted EBITDA* margin was 31% for the second quarter of 2022.

•Cash and cash equivalents were $77.4 million at June 30, 2022.

Recent Business Highlights

•IAS announced that Thomas Joseph will join the firm as its Chief Technology Officer, effective August 8, 2022. Joseph will lead the engineering team to develop and scale new offerings while continuing to evolve existing products. Joseph brings over two decades of tech-industry leadership with SiriusXM and Pandora as well as with Microsoft. He has extensive experience working in media, advertising and emerging platforms including gaming.

•IAS expanded its integration with Mediaocean's Prisma, Mediaocean's buyer workflow. Brands that use Prisma, IAS Signal, and Google Campaign Manager 360 will be able to link campaigns and enable auto-tagging via Google seamlessly. The expansion is expected to have an immediate impact on campaign and workflow efficiency for ad buyers across the globe.

•IAS announced a partnership with Anzu, an in-game advertising leader. This partnership enables global brands and agencies to effectively monitor the quality of their in-game media investments in mobile gaming environments. Through this collaboration, IAS provides advertisers with invalid traffic (IVT) measurement and reports on viewability through the IAS Signal platform.

•IAS extended its reach in digital audio with announced global partnerships with Spotify and Pandora. IAS and Spotify plan to establish a first-ever brand safety solution for podcast advertisers based on GARM brand safety and suitability categories. The announcement was followed by the launch of IAS’s audibility verification and IVT measurement solutions on Pandora, which help brands validate their media spend.
•IAS has been selected by LinkedIn to provide ad verification services, including viewability, fraud, and brand safety for its global paid media marketing campaigns across platforms.
•IAS launched its Quality Sync Pre-bid solution with Xandr’s Invest DSP. This solution allows advertisers to seamlessly mirror their post-bid advertising campaign settings with their pre-bid settings.
•IAS partnered with Clinch to launch its industry-leading automated tag wrapping solution. Advertisers can easily activate IAS’s verification solutions across all campaigns in Flight Control, Clinch's omnichannel campaign management platform.
•IAS announced enhancements to IAS Signal that incorporates the Total Visibility solution via a new and improved dashboard. Marketers can access critical insights into their supply paths in one reporting platform, simplifying how they analyze and manage campaign performance.

Financial Outlook

Utzschneider commented, "We are revising our full-year outlook to reflect the current macroeconomic environment. We expect full-year 2022 revenue growth of approximately 24% compared to 2021, and we are maintaining our adjusted EBITDA margin outlook for 2022 at prior levels of approximately 31% based on the midpoint of our revised guidance ranges, reinforcing the profitable and durable nature of our business model."

IAS expects revenue and adjusted EBITDA for the third quarter and full-year 2022 in the following ranges:

Third Quarter Ending September 30, 2022:
•Total revenue of $99 million to $101 million
•Adjusted EBITDA* of $28 million to $30 million

Year Ending December 31, 2022:
•Total revenue of $398 million to $402 million
•Adjusted EBITDA* of $120 million to $124 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$77,366	$73,210
Restricted cash	189	70
Accounts receivable, net	60,186	53,028
Unbilled receivables	34,076	36,210
Prepaid expenses and other current assets	11,749	7,647
Total current assets	183,566	170,165
Property and equipment, net	1,583	1,413
Internal use software, net	19,964	18,100
Intangible assets, net	237,475	258,316
Goodwill	673,501	676,513
Operating lease right-of-use assets	20,763	—
Deferred tax asset, net	848	887
Other long-term assets	4,366	4,143
Total assets	$1,142,066	$1,129,537
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$41,562	$56,257
Due to related party	166	74
Deferred revenue	395	160
Operating lease liabilities, current	7,096	—
Total current liabilities	49,219	56,491
Accrued rent	—	854
Net deferred tax liability	52,486	53,523
Long-term debt	233,030	242,798
Operating lease liabilities, non-current	21,126	—
Other long-term liabilities	1,639	8,681
Total liabilities	357,500	362,347
Commitments and Contingencies (Note 15)
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at June 30, 2022; 0 shares issued and outstanding at June 30, 2022 and December 31, 2021.	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 155,498,704 and 154,398,495 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively.	155	154
Additional paid-in-capital	804,175	781,951
Accumulated other comprehensive loss	(8,285)	(315)
Accumulated deficit	(11,479)	(14,600)
Total stockholders’ equity	784,566	767,190
Total liabilities and stockholders’ equity	$1,142,066	$1,129,537

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2022	2021	2022	2021
Revenue	$100,328	$75,075	$189,570	$142,027
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	18,132	12,925	34,693	24,344
Sales and marketing	26,482	27,268	49,539	43,813
Technology and development	17,624	20,176	34,611	32,944
General and administrative	18,834	33,044	35,603	41,592
Depreciation and amortization	12,510	14,603	24,968	28,998
Total operating expenses	93,582	108,016	179,414	171,691
Operating income (loss)	6,746	(32,941)	10,156	(29,664)
Interest expense, net	(1,814)	(5,167)	(3,240)	(12,126)
Net income (loss) before income taxes	4,932	(38,108)	6,916	(41,790)
(Provision) benefit from income taxes	(2,971)	3,045	(3,796)	3,958
Net income (loss)	$1,961	$(35,063)	$3,120	$(37,832)
Net income (loss) per share – basic and diluted(1)	$0.01	$(0.26)	$0.02	$(0.28)
Weighted average shares outstanding:
Basic	155,140,684	133,981,985	154,812,037	133,996,147
Diluted	156,973,684	133,981,985	157,309,858	133,996,147
Other comprehensive loss:
Foreign currency translation adjustments	(6,996)	718	(7,970)	(1,186)
Total comprehensive loss	$(5,035)	$(34,345)	$(4,850)	$(39,018)

(1) Amounts for periods prior to the Company's conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’/ STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended June 30, 2022

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
Balance, April 1, 2022	155,016,271	$155	$792,616	$(1,289)	$(13,441)	$778,041
RSUs vested	277,119	—	—	—	—	—
Option exercises	205,314	—	850	—	—	850
Stock-based compensation	—	—	10,709	—	—	10,709
Foreign currency translation adjustment	—	—	—	(6,996)	—	(6,996)
Net income	—	—	—	—	1,961	1,961
Balance, June 30, 2022	155,498,704	$155	$804,175	$(8,285)	$(11,479)	$784,566

Six Months Ended June 30, 2022

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
Balance, January 1, 2022	154,398,495	$154	$781,951	$(315)	$(14,600)	$767,190
RSUs vested	289,213	—	—	—	—	—
Option exercises	810,996	1	3,381	—	—	3,382
Stock-based compensation	—	—	18,843	—	—	18,843
Foreign currency translation adjustment	—	—	—	(7,970)	—	(7,970)
Net income	—	—	—	—	3,120	3,120
Balance, June 30, 2022	155,498,704	$155	$804,175	$(8,285)	$(11,479)	$784,566

Three Months Ended June 30, 2021

	Member’s Interest		Common Stock
(IN THOUSANDS, EXCEPT UNITS AND SHARES)	Units(1)	Amount	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total members’/ stockholders’ equity
Balance, April 1, 2021	133,957,034	$553,304	—	$—	$—	$2,619	$(130,322)	$425,601
Option exercises	246,369	1,075	—	—	3,360	—	—	4,435
Stock-based compensation	—	—	—	—	38,148	—	—	38,148
Foreign currency translation adjustment	—	—	—	—	—	718	—	718
Net loss	—	—	—	—	—	—	(35,063)	(35,063)
Conversion to Delaware corporation (Note 1)	(134,203,403)	(554,379)	134,203,403	134	388,860	—	165,385	—
Balance, June 30, 2021	—	$—	134,203,403	$134	$430,368	$3,337	$—	$433,839

Six Months Ended June 30, 2021

	Member’s Interest		Common Stock
(IN THOUSANDS, EXCEPT UNITS AND SHARES)	Units(1)	Amount	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total members’/ stockholders’ equity
Balance, January 1, 2021	134,039,494	$553,717	—	$—	$—	$4,523	$(126,761)	$431,479
Repurchase of units	(99,946)	(413)	—	—	—	—	(791)	(1,204)
Units vested	17,486		—	—	—	—	—	—
Option exercises	246,369	1,075	—	—	3,360	—	—	4,435
Stock-based compensation	—	—	—	—	38,148	—	—	38,148
Foreign currency translation adjustment	—	—	—	—	—	(1,186)	—	(1,186)
Net loss	—	—	—	—	—	—	(37,832)	(37,832)
Conversion to Delaware corporation (Note 1)	(134,203,403)	(554,379)	134,203,403	134	388,860	—	165,385	—
Balance, June 30, 2021	—	$—	134,203,403	$134	$430,368	$3,337	$—	$433,839

(1) Amounts for periods prior to the Company's conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(IN THOUSANDS)	2022	2021
Cash flows from operating activities:
Net income (loss)	$3,120	$(37,832)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	24,968	28,998
Stock-based compensation	18,860	41,531
Deferred tax benefit	(728)	(6,582)
Amortization of debt issuance costs	232	683
Allowance for (reversal of) doubtful accounts	485	99
Non-cash interest expense	—	395
Impairment of assets	49	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(9,654)	3,718
Decrease in unbilled receivables	1,639	2,769
Increase in prepaid expenses and other current assets	(4,560)	(2,791)
Increase in operating leases, net	(223)	—
Increase in other long-term assets	(326)	(602)
Increase (decrease) in accounts payable and accrued expenses	(10,986)	2,852
Increase in accrued rent	—	128
Increase (decrease) in deferred revenue	221	(377)
Increase in due to/from related party	108	67
Net cash provided by operating activities	23,205	33,056
Cash flows from investing activities:
Payment for acquisitions, net of acquired cash	(1,604)	—
Purchase of property and equipment	(460)	(318)
Acquisition and development of internal use software and other	(6,124)	(7,778)
Net cash used in investing activities	(8,188)	(8,096)
Cash flows from financing activities:
Principal payments on capital lease obligations	—	(219)
Cash paid for unit repurchases	—	(1,204)
Initial public offering costs paid	—	(2,767)
Repayment of short-term debt	(1,885)	—
Repayment of long-term debt	(10,000)	—
Proceeds from exercise of stock options	3,381	1,075
Net cash used in financing activities	(8,504)	(3,115)
Net increase in cash, cash equivalents and restricted cash	6,513	21,845
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,246)	(553)
Cash, cash equivalents and restricted cash at beginning of period	76,078	54,721
Cash, cash equivalents, and restricted cash, at end of period	$80,345	$76,013
Supplemental Disclosures:
Cash paid during the period for:
Interest	$3,025	$11,710
Taxes	$10,098	$1,170
Non-cash investing and financing activities:
Deferred offering costs accrued, not yet paid	$—	$2,956
Property and equipment acquired included in accounts payable	$338	$127
Internal use software acquired included in accounts payable	$1,130	$630
Conversion of members’ equity to additional paid-in capital	$—	$165,385
Lease liabilities arising from right of use assets	$28,222	$—

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income/loss before depreciation and amortization, stock-based compensation, interest expense, income taxes, acquisition, restructuring and integration costs, IPO readiness costs, foreign exchange gains and losses, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

For the periods included herein, we also present operating expenses excluding stock-based compensation for comparability since there were no stock-based compensation expense for the periods prior to the Company's initial public offering.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

IAS is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA and corresponding margin to net income (loss) and corresponding margin, the most closely comparable GAAP measures, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the third quarter of 2022 in the range of $13.5 million to $15 million and for the full year 2022 in the range of $46 million to $50 million. A reconciliation is not available without unreasonable effort.

Reconciliations of historical Adjusted EBITDA and corresponding margin to their most directly comparable GAAP financial measures, net income/loss and corresponding margin, and operating expenses excluding stock-based compensation to operating expenses, are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net income (loss)	$1,961	$(35,063)	$3,120	$(37,832)
Depreciation and amortization	12,510	14,603	24,968	28,998
Stock-based compensation	10,721	41,531	18,860	41,531
Interest expense, net	1,814	5,167	3,240	12,126
Provision (benefit) from income taxes	2,971	(3,045)	3,796	(3,958)
Acquisition, restructuring and integration costs	2,129	2,408	2,878	2,578
IPO readiness costs	—	93	—	1,038
Foreign currency transaction gains	(512)	—	(512)	—
Loss on disposal of assets	—	—	49	—
Adjusted EBITDA	$31,594	$25,694	$56,399	$44,481
Revenue	$100,328	$75,075	$189,570	$142,027
Net income (loss) margin	2%	(47)%	2%	(27)%
Adjusted EBITDA margin	31%	34%	30%	32%

Operating Expenses Excluding Stock-Based Compensation
(Non-GAAP)

(IN THOUSANDS)	Three Months Ended,			Three Months Ended,
	June 30, 2022			June 30, 2021
		Stock-Based Compensation	Operating Expenses excluding stock-based compensation		Stock-Based Compensation	Operating Expenses excluding stock-based compensation
	Operating Expenses			Operating Expenses			$ Change	% Change
Cost of revenue	$18,132	$101	$18,031	$12,925	$—	$12,925	$5,106	40%
Sales and marketing	26,482	3,662	22,820	27,268	10,807	16,461	6,359	39%
Technology and development	17,624	2,276	15,348	20,176	7,009	13,167	2,181	17%
General and administrative	18,834	4,682	14,152	33,044	23,715	9,329	4,823	52%
Depreciation and amortization	12,510	—	12,510	14,603	—	14,603	(2,093)	(14)%
Total operating expenses	$93,582	$10,721	$82,861	$108,016	$41,531	$66,485	$16,376	25%

(IN THOUSANDS)	Six Months Ended,			Six Months Ended,
	June 30, 2022			June 30, 2021
		Stock-Based Compensation	Operating Expenses excluding stock-based compensation		Stock-Based Compensation	Operating Expenses excluding stock-based compensation
	Operating Expenses			Operating Expenses			$ Change	% Change
Cost of revenue	$34,693	$157	$34,536	$24,344	$—	$24,344	$10,192	42%
Sales and marketing	49,539	6,193	43,346	43,813	10,807	33,006	10,340	31%
Technology and development	34,611	3,811	30,800	32,944	7,009	25,935	4,865	19%
General and administrative	35,603	8,699	26,904	41,592	23,715	17,877	9,027	50%
Depreciation and amortization	24,968	—	24,968	28,998	—	28,998	(4,030)	(14)%
Total operating expenses	$179,414	$18,860	$160,554	$171,691	$41,531	$130,160	$30,394	23%

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its second quarter 2022 financial results today at 5:00 p.m. ET. To access the conference call, please dial U.S./Canada Toll-Free: 800-715-9871 International: 646-307-1963 Conference ID: 5570558. A live webcast and replay will be available on IAS’s investor relations website: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a global leader in digital media quality. IAS makes every impression count, ensuring that ads are viewable by real people, in safe and suitable environments, activating contextual targeting, and driving supply path optimization. Our mission is to be the global benchmark for trust and transparency in digital media quality for the world's leading brands, publishers, and platforms. We do this through data-driven technologies with actionable real-time signals and insight. Founded in 2009 and headquartered in New York, IAS works with thousands of top advertisers and premium publishers worldwide. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) geopolitical, economic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and any disruptions in European economies as a result of the conflict in Ukraine; (ii) the adverse effect on our business, operating results, financial condition, and prospects from the ongoing COVID-19 pandemic; (iii) our dependence on the overall demand for advertising; (iv) a failure to innovate or make the right investment decisions; (v) our failure to maintain or achieve industry accreditation standards; (vi) our ability to compete successfully with our current or future competitors in an intensely competitive market; (vii) our dependence on integrations with advertising platforms, demand-side providers (“DSPs”) and proprietary platforms that we do not control; (viii) our international expansion; (ix) our ability to expand into new channels; (x) our ability to sustain our profitability and revenue growth rate decline; (xi) risks that our customers do not pay or choose to dispute their invoices; (xii) risks of material changes to revenue share agreements with certain DSPs; (xiii) the impact that any future acquisitions, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xiv) interruption by man-made problems such as terrorism, computer viruses, or social disruption impacting advertising spending; (xv) the risk of failures in the systems and infrastructure supporting our solutions and operations; and (xvi) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer / Lauren Hartman
ir@integralads.com

Media Contact:
press@integralads.com